SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2003

INTUITIVE SURGICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30713	77-0416458

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Kifer Road, Sunnyvale, CA 94086

(Address of Principal Executive Offices) (Zip Code)

(408) 523-2100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 5. OTHER EVENTS

On March 7, 2003, Intuitive Surgical, Inc., a Delaware corporation (“Intuitive”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Intuitive, Iron Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Intuitive (“Merger Sub”), and Computer Motion, Inc., a Delaware corporation (“Computer Motion”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into Computer Motion (the “Merger”), with Computer Motion becoming the surviving corporation and a wholly owned subsidiary of Intuitive. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of Computer Motion (“CMI Common Stock”) will be converted into the right to receive that certain number of shares of common stock, par value $0.001 per share, of Intuitive (“Intuitive Common Stock”), as calculated by application of an exchange ratio (the “Exchange Ratio”). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and the foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

Certain stockholders of Computer Motion have entered into a stockholder support agreement (the “CMI Support Agreement”) with Intuitive and Merger Sub pursuant to which, among other things, they have agreed to vote in favor of the Merger all shares of CMI Common Stock which they are entitled to vote. A copy of the form of CMI Support Agreement is attached hereto as Exhibit 4.1 and the foregoing description is qualified in its entirety by reference to the full text of the CMI Support Agreement.

Certain stockholders of Intuitive have entered into a stockholder support agreement (the “Intuitive Support Agreement”) with Intuitive and Merger Sub pursuant to which, among other things, they have agreed to vote in favor of the Share Issuance (as defined in the Merger Agreement) all shares of Intuitive Common Stock to which they are entitled to vote. A copy of the form of Intuitive Support Agreement is attached hereto as Exhibit 4.2 and the foregoing description is qualified in its entirety by reference to the full text of the Intuitive Support Agreement.

In connection with the Merger, Intuitive and Computer Motion have also entered into a Loan and Security Agreement, under which Intuitive will provide a short-term secured bridge loan facility of up to $7.3 million (the “Loan”). The Loan will terminate and all outstanding amounts will become due and payable a year from the date of execution of the Loan Agreement, subject to certain acceleration events described in the Loan Agreement. Interest on the Loan will be payable at the rate equal to 8% per annum, which is not due and payable until the Maturity Date. A copy of the Loan and Security Agreement is attached hereto as Exhibit 10.1 and the foregoing description is qualified in its entirety by reference to the full text of the Loan and Security Agreement.

A copy of the joint press release announcing the execution of the Merger Agreement and related agreements was issued on March 7, 2003 and is attached hereto as Exhibit 99.1.

Finally, a certificate of designation for Computer Motion’s newly issued Series D Preferred Stock is attached as Exhibit 99.2, the provisions of which relate to and affect adjustments to the Exchange Ratio. As of March 7, 2003, all holders of Computer Motion’s Series C Preferred Stock have executed agreements to exchange all of the previously outstanding Series C Preferred Stock for Series D Preferred Stock.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

2.1	Agreement and Plan of Merger by and among Intuitive Surgical, Inc., Iron Acquisition Corporation and Computer Motion, Inc., dated as of March 7, 2003.

4.1	Form of Stockholder Support Agreement by and among Intuitive Surgical, Inc., Iron Acquisition Corporation and Certain Stockholders of Computer Motion, Inc.

4.2	Form of Stockholder Support Agreement by and among Intuitive Surgical, Inc., Iron Acquisition Corporation and Certain Stockholders of Intuitive Surgical, Inc.

10.1	Loan and Security Agreement by and between Computer Motion, Inc., as Borrower, and Intuitive Surgical, Inc. as Lender, dated March 7, 2003.

99.1	Press Release dated March 7, 2003.

99.2	Certificate of Designation for Series D Preferred Stock of Computer Motion, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2003

INTUITIVE SURGICAL, INC.
(Registrant)

By:	/s/ Lonnie M. Smith President and Chief Executive Officer

EXHIBIT INDEX

Exhibits

2.1	Agreement and Plan of Merger by and among Intuitive Surgical, Inc., Iron Acquisition Corporation and Computer Motion, Inc., dated as of March 7, 2003.

4.1	Form of Stockholder Support Agreement by and among Intuitive Surgical, Inc., Iron Acquisition Corporation and Certain Stockholders of Computer Motion, Inc.

4.2	Form of Stockholder Support Agreement by and among Intuitive Surgical, Inc., Iron Acquisition Corporation and Certain Stockholders of Intuitive Surgical, Inc.

10.1	Loan and Security Agreement by and between Computer Motion, Inc., as Borrower, and Intuitive Surgical, Inc. as Lender, dated March 7, 2003.

99.1	Press Release dated March 7, 2003.

99.2	Form of Certificate of Designation for Series D Preferred Stock of Computer Motion, Inc.